For Immediate Release

Prologis Reports First Quarter 2016 Earnings Results

SAN FRANCISCO (April 19, 2016) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the first quarter of 2016.

HIGHLIGHTS

▪	Core funds from operations per diluted share was $0.61, up 24 percent year-over-year
▪	Prologis’ share of GAAP same store NOI increased 7.4 percent
▪	Prologis’ share of GAAP rent change on rollovers was +20.1 percent
▪	Short-term financing associated with the acquisition of the KTR real estate portfolio was fully repaid, ahead of plan

"We are off to an excellent start this year," said Hamid Moghadam, chairman and CEO, Prologis. "Operating conditions remain extremely healthy in the majority of our markets, above our expectations. Consumption and e-commerce are the key drivers of our growth and both continue to grow faster than underlying economies would suggest. These factors, combined with our focused investment strategy, have resulted in strong operational and financial results in the first quarter.”

HIGH-QUALITY PORTFOLIO DRIVES RECORD OPERATING RESULTS

Owned & Managed	1Q16	1Q15	Notes
Period End Occupancy	96.1%	95.9%
Leases Signed	46MSF	39MSF	Record leasing volume
Customer Retention	84.4%	86.3%

Prologis Share	1Q16	1Q15	Notes
Rent Change (GAAP)	20.1%	11.5%	Record led by the U.S. at 27.3%
Rent Change (Cash)	8.6%	4.7%
Same store NOI (GAAP)	7.4%	3.7%	Record led by the U.S. at 9.6%
Same store NOI (Cash)	6.0%	4.2%

PRUDENT CAPITAL DEPLOYMENT

Prologis Share	1Q16	Notes
Building Acquisitions	$46M
Weighted avg stabilized cap rate	6.6%
Development Stabilizations	$468M	63% outside the U.S.
Estimated weighted avg yield	6.8%
Estimated weighted avg margin	26.8%
Estimated value creation	$126M
Development Starts	$193M
Estimated weighted avg margin	20.3%
Estimated value creation	$39M
% Build-to-suit	41.5%
Total Dispositions (Buildings and Land) and Contributions	$617M	Excludes $198M of cash received from the installment sale related to Facebook
Weighted avg stabilized cap rate	5.7%	Excludes land and other real estate

CONTINUED STRENGTHENING OF FINANCIAL POSITION

During the first quarter, Prologis completed $1.2 billion of refinancings and fully retired the $400 million short-term financing associated with the acquisition of the KTR real estate portfolio. Subsequent to quarter-end, the company recast its Global Line of Credit which now matures in 2021; the new facility was increased by $640 million to $3.0 billion and pricing decreased by 10 basis points to 90 basis points over LIBOR as of the closing of the line.

“With the recast of our credit facility last week and our existing yen facility, we’ve increased our total line capacity to $3.4 billion at attractive pricing as well as enhanced our already significant liquidity position,” said Thomas S. Olinger, chief financial officer, Prologis. “During the quarter, we received positive outlook revisions to our Baa1/BBB+ credit ratings from Moody’s and S&P, which support the continued upward trajectory of our balance sheet.”

GAAP NET EARNINGS

Net earnings per diluted share was $0.39 for the first quarter compared with $0.65 for the same period in 2015.

GUIDANCE UPDATED FOR 2016

Per diluted share
GAAP Net Earnings	$0.87 to $0.95
Core FFO	$2.50 to $2.60
AFFO	$2.40 to $2.50

Operations

Year-end occupancy	96.0% to 97.0%
GAAP Same store NOI – Prologis share	4.0% to 4.5%

Other Assumptions (in millions)

Strategic capital revenue	$180 to $190
Net promote income	$90 to $100
General & administrative expense*	$218 to $228
Realized development gains	$150 to $200

Annualized first quarter 2016 dividend	$1.68

*Reduction from original 2016 guidance due to a reclassification of $17 million to strategic capital expenses

Capital Deployment (in millions)

Development stabilizations (80% Prologis share)	$2,000 to $2,200
Development starts (80% Prologis share)	$1,800 to $2,300
Building acquisitions (40% Prologis share)	$400 to $700
Building and land dispositions (75% Prologis share)	$1,700 to $2,200
Building contributions (75% Prologis share, net of retained ownership)	$900 to $1,200

The Core FFO and earnings guidance described above excludes any potential future gains (losses) recognized from real estate transactions. In reconciling from net earnings to Core FFO, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, acquisition costs, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO and net earnings guidance for 2016 relates predominantly to these items.

WEBCAST & CONFERENCE CALL INFORMATION
Prologis will host a live webcast and conference call to discuss quarterly results, current market conditions and future outlook. Here are the event details:

▪	Tuesday, April 19, 2016 at 12 p.m. U.S. Eastern Time.
▪	Live webcast at http://ir.prologis.com by clicking Investors>Investor Events and Presentations
▪	Dial in: +1 877-256-7020 or +1 973-409-9692 and enter Passcode 74787274.

A telephonic replay will be available April 19-26 at +1 (855) 859-2056 (from the United States and Canada) or +1 (404) 537-3406 (from all other countries) using conference code 74787274.  The webcast replay will be posted when available in the Investor Relations “Events & Presentations” section.

ABOUT PROLOGIS
Prologis, Inc., is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of March 31, 2016, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 667 million square feet (62 million square meters) in 20 countries. Prologis lease modern distribution facilities to a diverse base of approximately 5,200 customers across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS
The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management’s beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust status, tax structuring and income tax rates (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading “Risk Factors.” We undertake no duty to update any forward-looking statements appearing in this document.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Jason Golz, Tel: +1 415 733 9439, jgolz@prologis.com, San Francisco